Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and as the Principle Accounting Office of Wuhan General Group (China), Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The annual report of the Company for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certifications are made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and shall not be relied upon for any other purpose.

Date: April 6, 2012

/s/ Qi Ruilong
Qi Ruilong
President and Chief Executive Officer
(principal executive officer)

Date: April 6, 2012

/s/ Carol Pan
Carol Pan
Principle Accounting Officer
(principal accounting officer)